Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion by reference in this Registration Statement on Amendment No. 1 to Form S-3 of Houston America Energy Corp. of our report dated February 24, 2025, relating to the consolidated financial statements of Abundia Global Impact Group, LLC (Company), which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Houston, Texas

October 8, 2025